Registration Statement No. 333-155208

As filed with the Securities and Exchange Commission on March 12, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

ON

FORM S-3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-0799315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

520 Gervais Street

Columbia, South Carolina 29201

(800) 277-2175

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert R. Hill, Jr.

520 Gervais Street

Columbia, South Carolina 29201

(803) 765-1017

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Neil E. Grayson

John M. Jennings

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2207

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 on Form S-3 to Form S-1 amends the Registration Statement on Form S-1 (Registration No. 333-155208) originally filed by SCBT Financial Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 7, 2008, as amended by Post-Effective Amendment Nos. 1 and 2 on Form S-3 to Form S-1filed with the Commission on March 11, 2009 and March 13, 2009, respectively (collectively, the “Registration Statement”), covering the sale by certain shareholders of up to 1,010,000 shares of common stock of the Company.

The shares of common stock covered by the Registration Statement were issued on October 28, 2008 and are no longer required to be registered under the Registration Statement.  As a result, the Company hereby removes from registration any of the remaining registered but unsold shares of common stock of the Company under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of South Carolina, as of March 12, 2012.

SCBT FINANCIAL CORPORATION

By:	/s/ Richard C. Mathis
Richard C. Mathis
Executive Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of March 12, 2012.

Signature	Title

*	Director, President and Chief Executive Officer
Robert R. Hill, Jr.	(Principal Executive Officer)

/s/ Donald E. Pickett	Executive Vice President and Chief Financial Officer
Donald E. Pickett	(Principal Financial Officer)

/s/ Keith S. Rainwater	Senior Vice President and Director of External Reporting
Keith S. Rainwater	(Principal Accounting Officer)

*	Chairman of the Board of Directors
Robert R. Horger

*	Director
Jimmy E. Addison

*	Director
Luther J. Battiste, III

*	Director
M. Oswald Fogle

*	Director
Harry M. Mims, Jr.

	*	Director
Ralph W. Norman

	*	Director
Alton C. Phillips

	*	Director
James W. Roquemore

	*	Director
Thomas E. Suggs

	*	Director
Susie H. VanHuss

	*	Director
John W. Williamson, III

*By:	/s/ Richard C. Mathis
Richard C. Mathis
(Attorney In Fact)